UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 30, 2013
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders

The Hershey Company (the "Company") held its 2013 annual meeting of stockholders on April 30, 2013. Set forth below are the final voting results from the meeting.
Proposal No. 1. Holders of the Company's Common Stock and Class B Common Stock, voting together without regard to class, elected the following directors by the votes set forth as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Pamela M. Arway	720,466,393	2,879,826	22,795,531
John P. Bilbrey	722,102,820	1,243,399	22,795,531
Robert F. Cavanaugh	716,973,774	6,372,445	22,795,531
Charles A. Davis	722,244,203	1,102,016	22,795,531
James M. Mead	707,129,780	16,216,439	22,795,531
James E. Nevels	707,309,716	16,036,503	22,795,531
Thomas J. Ridge	720,526,976	2,819,243	22,795,531
David L. Shedlarz	721,067,854	2,278,365	22,795,531

Holders of the Company's Common Stock, voting separately as a class, elected the following directors by the votes set forth as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert M. Malcolm	114,853,824	2,372,275	22,733,311
Anthony J. Palmer	114,971,143	2,254,956	22,733,311

Proposal No. 2. Holders of the Company's Common Stock and Class B Common Stock, voting together, ratified the appointment of KPMG LLP as the Company’s independent auditors for 2013, by the votes set forth as follows:

Votes For	Votes Against	Abstain
743,678,921	2,181,204	281,625

Proposal No. 3. Holders of the Company's Common Stock and Class B Common Stock, voting together, approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as described in the proxy statement, by the votes set forth as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
717,929,231	4,385,845	1,031,143	22,795,531
No other matters were submitted for stockholder action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 2, 2013

THE HERSHEY COMPANY
By: /s/ Humberto P. Alfonso
Humberto P. Alfonso Executive Vice President, Chief Financial Officer